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                                                                   EXHIBIT 10.26


BOATMEN'S                                      FUNDS MANAGEMENT DIVISION
FIRST NATIONAL BANK OF KANSAS CITY             10th and Baltimore
                                               P.O. Box 419038
                                               Kansas City, MO 64183


                                 FEDERAL FUNDS
                                AGENCY AGREEMENT

This agreement between Boatmen's First National Bank of Kansas City (Agent) and Vectra Bank (Bank) is to be in effect until canceled or amended, and establishes the procedures and conditions by which the Agent will arrange for the sale of Federal Funds for the Bank.

         1. The funds of the Bank will be sold to one or more of the banks on the attached list as it may be amended from time to time. All banks on the list will be rated B/C or better by Keefe Bankwatch. The Agent is functioning only in an agency capacity, and shall not be liable to the Bank if the funds or interest are not repaid at maturity; that is to say the Agent assumes no credit risk regarding repayment of funds upon maturity.

         2. The trade will be for one business day, observing the same holidays observed by the Federal Reserve Bank of Kansas City.

         3. The principal (on settlement date) and the principal and interest (on maturity date) will be debited or credited as appropriate to the Bank's demand deposit account at Boatmen's First National Bank of Kansas City. The Agent will confirm the Bank's order daily with a trade confirmation mailed to the Bank with a list of specific banks to which the Bank's funds were sold. Each business day, the Agent will sell the same amount of the Bank's Federal Funds as was sold the previous day unless the Agent receives notice from the Bank by 2:30 P.M. to change the total Federal Funds order.

         4. Under normal circumstances, no sale to any one bank will exceed the Bank's concentration of funds limit as set forth below.

Agreed this 28th day of June, 1996.

                                        BOATMEN'S FIRST NATIONAL BANK
                                        OF KANSAS CITY        (AGENT)

                                        By /s/ Paul L. Richmond
                                           ------------------------------------
                                           Paul L. Richmond, Vice President

                                        VECTRA BANK

                                        By /s/ Ray L. Nash
                                           ------------------------------------
                                           Ray L. Nash, Chief Financial Officer
                                           and Secretary


Concentration of funds limit___________________________
(Minimum of $100,000, additional increments of $50,000)





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